Exhibit 23.2

                              Accountants' Consent


   The Board of Directors
   Regency Realty Corporation:


   We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus.






                                                      KPMG Peat Marwick LLP



   Jacksonville, Florida
   July 24, 1998